Exhibit 99.1

Castellum, Inc. Announces 2025 Unaudited Financial Results

VIENNA, Va., March 04, 2026 (GLOBE NEWSWIRE) -- Castellum, Inc. (“Castellum” “CTM”, “we” or the “Company”) (NYSE-American: CTM), a cybersecurity, electronic warfare, and software services company focused on the federal government, announces certain unaudited highlights of its operating results for its year ended December 31, 2025.

Revenue for 2025 increased to $52.9 million, representing an $8.1 million (15.2%) increase over $44.8 million in 2024. Operating loss improved to $2.8 million, a $4.4 million year-over-year improvement from an operating loss of $7.2 million in 2024.

Net loss to common shareholders for 2025 was $2.5 million, a $7.6 million improvement from a net loss of $10.1 million in 2024.

Management uses a Non-GAAP measure, Adjusted EBITDA, as an important measure of the Company's operating performance. Adjusted EBITDA was $1.0 million for the year ended December 31, 2025, compared to $0.8 million for 2024. Adjusted EBITDA excludes certain non-cash expenses, including stock-based compensation of $2.4 million and depreciation and amortization of $1.5 million in 2025, versus stock-based compensation of $5.4 million and depreciation and amortization of $2.2 million in 2024. See the reconciliation to non-GAAP Adjusted EBITDA chart below.

Overall, total cash increased by $2.6 million during 2025 to $14.9 million as of December 31, 2025, compared to $12.3 million as of December 31, 2024. The increase was supported by financing activities and reflects the Company’s strategic use of available cash to reduce outstanding debt. Debt as of December 31, 2025, was $0.4 million versus $10.7 million as of December 31, 2024.

Castellum's fully audited financial results for the year ended December 31, 2025, are expected to be filed on or before March 9, 2026, on Form 10-K, available at www.sec.gov.

“I am very excited by the progress we have made and the momentum that progress is generating. Castellum’s most recent acquisition of GTMR was in 2023, so our 2025 operational growth over 2024 is entirely organic. Our marked improvement over prior year was driven by winning three prime contracts, increasing alignment and efficiency to support operational efficiencies, and in conjunction with our recent equity raises, improving our cash to debt ratio from 1x as of December 31, 2024, to 37x as of December 31, 2025, which contributed other income of $0.6 million in 2025 versus other expense of $2.7 million in 2024, an improvement of $3.3 million. This progress has allowed us to invest more heavily in our business development operations to drive even more organic growth with contract wins and relationships. Coupled with those afore-mentioned recent equity raises, this progress has also allowed us to reinvigorate our M&A activities,” states David Bell, Chief Financial Officer of Castellum.

“Our organic growth continues and is absolutely unrelenting. Major prime contract wins, more revenue, successful equity raises while reducing our debt to $0, are all readying us to make our next strategic moves. If we were a United States Navy ship of war, like the ones we directly support with our technology services, solutions, and capabilities, we would be fully supplied, fully munitioned, at the highest level of readiness, and moving at full throttle “all ahead flank speed”. I could not be prouder and more grateful for our remarkable Castellum team, constantly striving to deliver the very best value to both our mission customers and shareholders,” stated Glen Ives, Chief Executive Officer of Castellum.

About Castellum, Inc. (NYSE-American: CTM):

Castellum, Inc. (NYSE-American: CTM) is a cybersecurity, electronic warfare, and software engineering services company focused on the federal government - http://castellumus.com.

Forward-Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 2lE of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent the Company's expectations or beliefs concerning future events and can generally be identified by the use of statements that include words such as "estimate," "project," "believe," "anticipate," "shooting to," "intend," "in a position," "looking to," "pursue," "positioned," "will," "likely," "would," or similar words or phrases. Forward-looking statements include, but are not limited to, statements regarding the Company's expectations for revenue growth, new customer opportunities, improvements to cost structure, and profitability. These forward-looking statements are subject to risks, uncertainties, and other factors, many of which are outside of the Company's control, that could cause actual results to differ (sometimes materially) from the results expressed or implied in the forward-looking statements, including, among others: the Company's ability to compete against new and existing competitors; its ability to effectively integrate and grow its acquired companies; its ability to identify additional acquisition targets and close additional acquisitions; the impact on the Company's revenue due to a delay in the U.S. Congress approving a federal budget; and the Company's ability to maintain the listing of its common stock on the NYSE American LLC. For a more detailed description of these and other risk factors, please refer to the Company's Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission ("SEC") which can be viewed at www.sec.gov. All forward-looking statements are inherently uncertain, based on current expectations and assumptions concerning future events or the future performance of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. The Company expressly disclaims any intent or obligation to update any of the forward-looking statements made in this release or in any of its SEC filings except as may be otherwise stated by the Company.

Non-GAAP Financial Measures and Key Performance Metrics

This press release contains Non-GAAP Adjusted EBITDA, which is a Non-GAAP financial measure that is used by management to measure the Company's operating performance. A reconciliation of this measure to the most directly comparable GAAP financial measure is contained herein. To the extent required, statements disclosing this measure's definition, utility, and purpose are also set forth herein.

Definition:

Adjusted EBITDA is a Non-GAAP measure, calculated as the Company’s earnings before (not including expenses related to) interest, taxes, depreciation, and amortization, also adjusted for other non-cash items such as stock-based compensation, and other non-recurring cash items, such as expenses for a one-time policy change.

Utility and Purpose:

The Company discloses Non-GAAP Adjusted EBITDA because this Non-GAAP measure is used by management to evaluate our business, measure its operating performance, and make strategic decisions. We believe Non-GAAP Adjusted EBITDA is useful for investors and others in understanding and evaluating our operating results in the same manner as its management. However, Non-GAAP Adjusted EBITDA is not a financial measure calculated in accordance with GAAP and should not be considered as a substitute for GAAP operating loss or any other operating performance measure calculated in accordance with GAAP. Using this Non-GAAP measure to analyze our business would have material limitations because the calculations are based on the subjective determination of management regarding the nature and classification of events and circumstances that investors may find significant. In addition, although other companies in our industry may report a measure titled Non-GAAP Adjusted EBITDA, this measure may be calculated differently from how we calculate this Non-GAAP financial measure, which reduces its overall usefulness as a comparative measure. Because of these inherent limitations, you should consider Non-GAAP Adjusted EBITDA alongside other financial performance measures, including net loss and our other financial results presented in accordance with GAAP.

Castellum, Inc.
Reconciliation of unaudited Non-GAAP Adjusted EBITDA to Operating Income/(Loss)
The Years Ended December 31, 2025, and 2024

	2025	2024
Revenues	$52,866,001	$44,764,852
Gross profit	19,368,857	18,266,415
Loss from operations before other income (expense)	(2,814,562)	(7,244,627)

Add back:
Depreciation and amortization	1,498,864	2,220,185

Adjust for other non-cash and one-time charges:
Stock based compensation	2,347,480	5,426,985
Non-recurring charges	—	445,007
Total non-cash charges	2,347,480	5,871,992

Non-GAAP Adjusted EBITDA	$1,031,782	$847,550

Contact:

Glen Ives
President and Chief Executive Officer
Phone: (703) 752-6157
info@castellumus.com
https://castellumus.com

A photo accompanying this announcement is available at https://www.globenewswire.com/NewsRoom/AttachmentNg/78230230-5d6f-4fe3-90e4-9c1e7429b975